UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Indiana
(State or other jurisdiction of incorporation)
1-8644
(Commission File Number)
35-1575582
(IRS Employer Identification No.)
One Monument Circle
Indianapolis, Indiana 46204
(Address of principal executive offices, including zip code)
317-261-8261
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2022, Ahmed Pasha was elected to the Board of Directors (the “Board”) of IPALCO Enterprises, Inc. (“IPALCO” or the “Corporation”) by the unanimous written consent of the Corporation’s shareholders (the “Shareholders”), AES U.S. Investments, Inc. (“AES U.S. Investments”) and CDP Infrastructures Fund G.P. (“CDP”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”).

Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among the Corporation and the Shareholders. Pursuant to the Shareholders’ Agreement, AES U.S. Investments has the right to nominate nine directors of the Board and CDP has the right to nominate two directors of the Board. Mr. Pasha, who serves as Vice President and Chief Financial Officer of IPALCO and other AES U.S. affiliated companies, was nominated by AES.

The Corporation does not separately compensate individuals for their service as Board members of the Corporation. Other than compensation received by Mr. Pasha from AES affiliated companies for services performed for all AES affiliates (including IPALCO), which is in excess of one hundred and twenty thousand dollars annually, Mr. Pasha has not entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    IPALCO Enterprises, Inc.

Date: October 31, 2022	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary